Exhibit 10.9

Contract
between
Party A: Shenzhen Dexing Food Development Co., Ltd.
and
Party B: Jiangxi Yingtan Tianying Husbandry Group

In order to better carry through national food safety work and ensure supply the citizens in Shenzhen with pollution – free meat, the following agreement is hereby reached through amicable negotiation by both Party A and Party B with respect to joint operations and cooperation for the purpose of providing Shenzhen with pollution – free pigs:

Article 1 Quantity: Party B shall provide Party A with 50,000 pigs of a fine breed, which are cultivated at its own pig farm and meet national pollution – free standard, on a monthly basis and be responsible for producing relevant certificates and vouchers. Specific delivery timeline and annual delivery quantity per vehicle shall be further determined by both parties. Accumulative delivery quantity each year shall not be less than 600,000.

Article 2 Spec & quality: Party B must supply pigs which comply with national pollution – free hygiene standard. In the event that clenbuterol is detected by relevant department or any pig fails to satisfy the national hygiene standard, any and all consequences and losses shall be borne by Party B. Each pig shall weigh about 100 kg.

Article 3 Place of delivery: Designated pig slaughter base of Shenzhen Dexing Company.

Article 4 Price: The price shall be determined by both parties through mutual negotiation based on the market price. The minimum supply price shall not be less than RMB 10.6 per kg.

Article 5 Transport & fees: It is the responsibility of Party B to arrange vehicles for transport purpose and relevant fees shall be borne by Party B.

Article 6 Terms of settlement: Party A shall pre-pay RMB 5,000,000 to Party B for capital turnover within five business days upon execution and effectiveness of the contract. Thereafter, every time Party A receives and weighs pigs, Party A shall pay the goods price in a timely manner in cash or via wire transfer.

Article 7 Bonus and punitive measures: If Party B successfully accomplishes the yearly supply task, Party A shall give a bonus to Party B at RMB 10 per pig.

Article 8 Term of contract: This contract has a term of three year and comes into effect on March 24, 2009.

Article 9 This contract is made in duplicate, Party A and Party B holding ONE each. In case of any matters not mentioned herein, a supplementary agreement may be entered into. Such supplementary agreement is equally binding as this contract.

Party A: Shenzhen Dexing Food Development Co., Ltd.
Authorized representative:
Cell number: 13802588788
Company address: Rm 501, Building No.2, Qingshuihe Meat Production Factory, Shenzhen
Tel: 0755 – 22316732
FaxL 0755 – 22314821
Bank name: Bank of China Yujiang Sub-branch Yudiao Business Office
A/C No.: 742862180968091001

Party B: Jiangxi Yingtan Tianying Husbandry Group
Authorized representative: Pan Luping
Cell number: 13507013339
Company address: 88 Gui Hua Yuan, Guan Jin Cheng, Yujiang County
Tel: 0701 – 5680890
Fax: 0701 - 5680891
Bank name: Industrial and Commercial Bank of China Shenzhen Luohu Sub-branch
A/C No.: 4000020409200121070

供深无公害生猪联营购销合同

甲　方：深圳市德兴食品开发有限公司

乙　方：江西省鹰潭市天鹰牧业集团（鹰潭华鑫牧业有限公司）

为发展生猪生产，扶植基地，确保供应，共谋发展，让深圳市民真正吃上无公害放心肉，本着互惠互利、购销联营、常年合作的原则，经甲乙双方友好协商，就为深圳市提供无公害生猪等事宜达成如下协议：

一、**数量：**集团所属七家供深基地，在2010年期间为甲方提供本养猪场符合国家无公害标准的良种生猪20万头，并负责提供相关证明、票据。具体到货日期及每车数量双方再做计划确定。

二、**规格质量：**乙方必须提供符合国家无公害卫生标准的生猪。若被有关部门检测出有瘦肉精或不符合国家卫生标准的生猪，一切后果及损失由乙方负责。生猪体重每头100--120公斤左右。

三、**交货地点：**乙方各生猪养殖场。

四、**价格：生猪价格实行低价保护、高价限制的原则：**1.乙方供深生猪价格实行5.8元/斤的最低保护价：乙方的生猪供应价格不得低于5.8元/斤，如市价低于5.8元/斤，则按最低保护价计算；如市价高于5.8元/斤，则按市价计算。

2.对乙方的供深生猪实行7.8元/斤的最高限价：乙方的生猪供应价格不得高于7.8元/斤，如市价高于7.8元/斤，则按最高限价计算；如市价低于7.8元/斤，则按市价计算。

五、**运输及费用：**由甲方派车运输及负责费用。